UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 485 1200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 3, 2021, Avadel Pharmaceuticals plc (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on April 30, 2021, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of shares of ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”) entitled to vote at the Annual Meeting was 58,487,551. The number of shares of Ordinary Shares present or represented by valid proxy at the Annual Meeting was 58,405,041, thus establishing a quorum for the Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The voting results reported below are final.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: By separate resolutions, to elect Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Linda S. Palczuk, Dr. Mark A. McCamish and Peter Thornton as directors to the Board of Directors (the “Board”), each to serve a one-year term expiring at the conclusion of the next annual general meeting of shareholders.

Nominees	For Nominee	Against Nominee	Withhold Authority for Nominee	Broker Non-Votes
Gregory J. Divis	39,516,527	4,191,411	14,697,103	0
Dr. Eric J. Ende	41,849,484	1,842,208	14,713,349	0
Geoffrey M. Glass	39,978,270	3,713,609	14,713,162	0
Linda S. Palczuk	41,725,058	1,966,117	14,713,866	0
Dr. Mark A. McCamish	41,838,623	1,851,611	14,714,807	0
Peter J. Thornton	41,733,266	1,958,413	14,713,362	0

Proposal 2: To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2021 and to authorize, in a binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
57,443,062	857,455	104,524	0

Proposal 3: To renew the Board of Directors’ existing authority under Irish law to allot and issue shares.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
48,345,612	9,896,731	162,698	0

Proposal 4: To approve any motion to adjourn the Annual Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 5. Although this proposal was approved, adjournment of the Annual Meeting was not necessary or appropriate because there were sufficient votes at the time of the Annual Meeting to approve Proposal 5.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
51,150,792	7,113,308	140,941	0

Proposal 5: To renew the Board of Directors’ existing authority under Irish law to opt-out of the statutory pre-emption rights.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
47,608,158	10,599,967	196,916	0

Based on the foregoing, Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Linda S. Palczuk, Dr. Mark A. McCamish and Peter J. Thornton were elected as directors, each to serve a one-year term expiring at the conclusion of the 2022 annual general meeting of shareholders and until each such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Deloitte & Touche LLP was ratified as the Company’s registered public accounting firm for the fiscal year ending December 31, 2021. The renewal of the Board of Directors’ existing authority under Irish law to allot and issue shares was approved and the renewal of the Board of Directors’ existing authority under Irish law to opt-out of the statutory pre-emption rights was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2021	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	Vice President, Legal Affairs & Corporate Secretary